Exhibit 99.2

EXTENSION AGREEMENT

This Extension Agreement is made as of this 1st day of August, 2003, by and BNS CO., a Delaware corporation (the “Seller”), and Wasserman RE Ventures LLC, a Rhode Island limited liability company (the “Buyer”).

RECITALS

A. Seller and Buyer entered into a Purchase and Sale Agreement dated April 28, 2003 (the “Contract”), pursuant to which Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller that certain property located 200 Frenchtown Road, North Kingstown, Rhode Island, consisting of approximately 169 acres (with a portion thereon located in East Greenwich, Rhode Island), and more particularly described in the Contract;

B. Seller is ready, willing and able to close this date but Buyer is unable to close on the closing date of Friday, August 1, 2003, as set forth in the Contract.

C. Seller and Buyer desire to extend the Contract subject to and in accordance with the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and Buyer hereby agree as follows:

1. On or before 5PM on Friday, August 1, 2003, Buyer agrees to deliver to C.B. Richard Ellis – N.E. Partners, L.P., the sum of $100,000, as an additional nonrefundable deposit which will be credited against the purchase price at closing.

2. On or before 5PM on Friday, August 1, 2003, Buyer agrees to deliver to Seller, the sum of $25,000 to Seller, which is a nonrefundable extension fee which will not be credited against the purchase price.

3. The closing date shall be extended to on or before August 14, 2003.

4. Buyer agrees that all Deposits are nonrefundable, unless closing does not occur due to a Seller default under the terms of the Contract.

5. Except as expressly modified hereby, the Contract is hereby ratified and confirmed in its entirety.

6. The parties agree that unless otherwise defined herein all the terms with initial capitalized letters shall have the meaning of such terms in the Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the dated first above written.

SELLER: BNS CO.

By:	/s/ MICHAEL WARREN
	Name:	Michael Warren
	Title:	President, CEO & CFO

BUYER: WASSERMAN RE VENTURES LLC

By:	/S/ DAVID D. WASSERMAN
	Name:	David D. Wasserman
	Title:	Member

SECOND EXTENSION AGREEMENT

This Second Extension Agreement (this “Agreement”) is made as of this 14th day of August, 2003, by and between BNS CO., a Delaware corporation (the “Seller”), and WASSERMAN RE VENTURES LLC, a Rhode Island limited liability company (the “Buyer”).

RECITALS

A. Seller and Buyer entered into a Purchase and Sale Agreement dated April 28, 2003, as amended by Extension Agreement dated August 1, 2003 (collectively, the “Contract”), pursuant to which Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller that certain property located 200 Frenchtown Road, North Kingstown, Rhode Island, consisting of approximately 169 acres (with a portion thereon located in East Greenwich, Rhode Island), and more particularly described in the Contract;

B. Seller is ready, willing and able to close this date but Buyer is unable to close on the closing date of Thursday, August 14, 2003, as set forth in the Contract; and

C. Seller and Buyer desire to extend the Contract subject to and in accordance with the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and Buyer hereby agree as follows:

1. On or before 12:00 PM on Friday, August 15, 2003, Buyer agrees to deliver to Escrow Agent, the sum of $300,000, as an additional nonrefundable deposit which will be credited against the purchase price at closing.

2. On or before 12:00 PM on Friday, August 15, 2003, Buyer agrees to deliver to Seller, the sum of $37,500 to Seller, which is a nonrefundable extension fee which will not be credited against the purchase price.

3. The closing date shall be extended to on or before August 26, 2003.

4. Buyer agrees that all Deposits are nonrefundable, unless closing does not occur due to a Seller default under the terms of the Contract.

5. Notwithstanding anything to the contrary contained in the Contract, Buyer shall reimburse Seller at Closing for the $198,274.50 brokerage commission previously paid by Seller to Escrow Agent (acting in its capacity as commercial real estate broker) in connection with that certain Agreement of Lease dated as of June 30, 2003 between Seller and American Biophysics Corp. relating to leased space in the Improvements (the “ABC Lease”). Seller and Buyer acknowledge that the full brokerage commission payable to Escrow Agent in connection with the ABC Lease is the sum of $220,305.00 and that the amount of $22,030.50 (i.e., 10% of the total commission) has been held back (the “Holdback”) pending an exact measurement of the leased space. After the leased space has in fact been measured, Buyer shall pay to Escrow Agent the Holdback.

6. Seller and Buyer agree that with respect to the Leases and all amounts to be paid by the tenants thereunder, Seller and Buyer agree to use their collective best efforts, acting in good faith, to collect from said tenants all receivables due and payable to Seller as of the Closing. At Closing, Seller and Buyer shall enter into a letter agreement memorializing such agreement with respect to said receivables, which letter agreement shall have attached thereto a complete schedule of all such receivables.

7. Except as expressly modified hereby, the Contract is hereby ratified and confirmed in its entirety.

8. The parties agree that unless otherwise defined herein all the terms with initial capitalized letters shall have the meaning of such terms in the Contract.

[Signatures on Next Page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the dated first above written.

SELLER: BNS CO.

By:	/S/ MICHAEL WARREN
	Name:	Michael Warren
	Title:	President

BUYER: WASSERMAN RE VENTURES LLC

By:	/S/ BERNARD WASSERMAN
	Name:	Bernard Wasserman
	Title:	Member